Exhibit 10.49
CONSULTING SERVICES AGREEMENT
     This Financial Consulting Services Agreement (hereinafter the “Agreement”) is entered this 17th day of September, 2008 by and between RJS Consulting LLC (hereinafter “Consultant”) a Michigan Limited Liability Company and Ecology Coatings (hereinafter “Client”), a Nevada corporation, with reference to the following:
RECITALS:
     WHEREAS, Client desires to be assured of the association and services of Consultant in order to avail itself of Consultant’s experience, skills, abilities, knowledge, and background to facilitate long range strategic planning, and to advise Client in business and/or financial matters and is therefore willing to engage Consultant upon the terms and conditions set forth herein.
     WHEREAS, Consultant desires to be assured, and Client desires to assure Consultant, that, if Consultant associates with Client and allocates its resources necessary to provide Client with its services as Client requires and expects, the Consultant will be paid the consideration described herein and said consideration will be nonrefundable, regardless of the circumstances.
     WHEREAS, the Consultant agrees to be engaged and retained by the Client and Client agrees to engage and retain Consultant upon the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Engagement. Client hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts the engagement to become financial Consultant to Client and to render such advice, consultation, information, and services to the Directors and/or Officers of Client regarding identifying and developing new revenue sources for Client.
     2. Term. The term (“Term”) of this Agreement shall commence on the date hereof and continue for three (3) years. The Agreement may be extended upon agreement by both parties, unless or until the Agreement is terminated. Either party may cancel this Agreement upon five days written notice in the event either party violates any material provision of this Agreement and fails to cure such violation within five (5) days of written notification of such violation from the other party. Such cancellation shall not excuse the breach or non-performance by the other party or relieve the breaching party of its obligation incurred prior to the date of cancellation.
     3. Due Diligence. Client shall supply and deliver to Consultant all information relating to Client’s business as may be reasonably requested by the Consultant to enable Consultant to provide the consulting services described in paragraph 1 hereof.

     4. Compensation and Fees. As consideration for Consultant entering into this Agreement, Client agrees to pay and deliver to Consultant the consideration stated in Exhibit A, which is attached hereto and incorporated by reference herein.
     5. Exclusivity; Performance; Confidentiality. The services of Consultant hereunder shall not be exclusive, and Consultant and his agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. Consultant agrees that it will, at all times, faithfully and in a professional manner perform all of the duties that may be reasonably required of Consultant pursuant to the terms of this Agreement. Consultant shall be required to expend only such time as is necessary to service Client in a commercially reasonable manner. Consultant does not guarantee that its efforts will have any impact upon the Client’s business or that there will be any specific result or improvement from Consultant’s efforts. Consultant acknowledges and agrees that confidential and valuable information proprietary to Client and obtained during its engagement with Client, shall not be, directly or indirectly, disclosed without the prior express written consent of Client, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential.
     6. Independent Contractor. In its performance hereunder, Consultant and his agents shall be an independent contractor. Consultant shall complete the services required hereunder according to his own means and methods of work, shall be in the exclusive charge and control of Consultant and which shall not be subject to the control or supervision of Client, except as to the results of the work. Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Client at any specific time, or in any specific place or manner. Payments to Consultant hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee.
     7. Arbitration and Fees. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, may be resolved by mutual agreement; or if not, shall be settled in accordance with the Arbitration rules of the American Arbitration Association in Irvine, California. Any decision or award rendered by the arbitrators shall be binding upon the parties and shall be enforceable as a judgment in any court of competent jurisdiction. The prevailing party in such arbitration or other proceeding shall be entitled, in addition to such other relief as many be granted, to a reasonable sum as and for attorney’s fees in such arbitration or other proceeding which may be determined by the arbitrator or other officer in such proceeding. If collection is required for any payment not made when due, the creditor shall collect statutory interest and the cost of collection, including attorney’s fees whether or not court action is required for enforcement. The prevailing party in any such proceeding shall also be entitled to reasonable attorneys’ fees and costs in connection all appeals of any judgment.
     8. Notices. Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested and First Class mail; or (ii) overnight delivery with confirmation of delivery; or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

If to the Client:	Ecology Coatings

Address:	2701 Cambridge Court, Suite 100 Auburn Hills, Michigan 48326 Attn: General Counsel & Secretary

Facsimile No.:	866-750-2489

If to Consultant:	RJS Consulting LLC

Address:	280 North Old Woodward Ave Suite 104 Birmingham, MI 48009

Facsimile No:	_____._____._____
or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service, and other methods of sending notice are not otherwise available, notice shall be hand-delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice given.
     9. Additional Provisions. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations. There are no third party beneficiaries of this Agreement. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan, regardless of laws of conflicts.
     10. Recitals. The Recitals are incorporated herein by this reference and made a material part of this Agreement.
(Signatures on next page)

The parties hereto have entered into this Agreement on the date first written above.
“Client”

Ecology Coatings, Inc. a Nevada corporation
/s/ Bob Crockett
By:	Bob Crockett
Title:	CEO
“Consultant”

RJS Consulting LLC, a Michigan limited liability company
/s/ Richard D. Stromback
By:	Richard D. Stromback
Title:	Manager

Exhibit A — Compensation
RJS Consulting LLC

Monthly Compensation:	$16,000.00, payable on the 1st day of each month. If payment is not made within 10 days of the due date, such amounts due shall accrue interest at a rate of three (3%) percent until paid.

Commission For New Business:	15% of collected gross revenue for fees associated with Licensing, Exclusivity and Royalties from clients that Consultant initiates for as long as they continue to pay Ecology such fees whether Consultant is still under contract with Client or not.

3% of collected gross revenue for product sales to clients that Consultant initiates for as long as remain a client of Ecology whether Consultant is still under contract with Client or not.

Event Costs:	Client pays for Consultant’s participation as representative of client in World Economic Forum, Young Global Leader, Milken Institute and Clinton Global Initiative events

Outside Legal Costs:	Client pays for outstanding personal legal fees at Dykema and Pepper Hamilton associated with his tenure as CEO and Shareholder of Client and any additional future legal costs associated with Consultant’s tenure as Client’s CEO

Office Costs:	Client pays up to $1,000.00 monthly for Consultants office space

IT Costs:	Client pays for Consultant’s computer & IT support relating to Client engagement of Consultant.

5